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                                                                 Exhibit 10.1


                    PURCHASE AND SALE AGREEMENT OF CONTRACTS

This Purchase and Sale Agreement of Contracts is entered into this __th day of March 2000, between Crescent Bank & Trust, a Louisiana corporation ("Buyer"), and NAC, Inc., a Delaware corporation ("Seller").

WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller's rights, title and interest in and to certain retail installment sales contracts secured by liens on motor vehicles.

NOW, THEREFORE, in consideration of the premise and of the mutual covenants and agreements hereinafter contained, the receipt and adequacy of which are hereby acknowledged, the Buyer and Seller hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, will have the following meanings:


AGREEMENT:                    This Purchase and Sale Agreement of Contracts,
                              together with all exhibits hereto and all subsequent written amendments and supplements hereto and thereto.

BILL OF SALE:                 The Bill of Sale in the form attached hereto as
                              Exhibit A.


BUSINESS DAY:                 Any day other than a Saturday or Sunday, or a day
                              on which banking institutions in Louisiana are authorized or obligated by law or executive order to be closed.

BUYER: As defined in the first paragraph of this Agreement.


CERTIFICATE OF TITLE:         That document issued by a jurisdiction that
                              evidences the owner(s) and lienholder(s), if any, of a motor vehicle registered in such jurisdiction.

CLOSING: The consummation of the transactions contemplated to take place under this Agreement on the Closing Date.

CLOSING DATE:                 March 17, 2000, or such earlier date as may be
                              agreed to by all parties to this Agreement.

CONTRACT:                     A retail installment sales contract evidencing an
                              Obligor's obligation to pay the indebtedness provided for therein and evidencing the respective security interest in a motor vehicle.

CONTRACT FILE:                The documents described in Section 10.03(a) of
                              this Agreement.


CONTRACT RATE:                With respect to a Contract, the annualized rate of
                              interest to be paid by an Obligor, as stated in a Contract, which may or may not be the same as the federal Truthin Lending Act/Regulation Z Annual
                              Percentage Rate.

CONVEYED PROPERTY:            As defined in Section 2.01 of this Agreement.


CUT-OFF DATE:                 Close of business on March 10, 2000.


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DAMAGES:                      With respect to a Person and a specified event,
                              the losses, liabilities, reasonable costs and expenses actually incurred and appropriately documented by such Person resulting from such specified event.

OBLIGOR:                      The Person or Persons who executed a Contract.


PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereto), unincorporated organization or government or any agency or political subdivision thereof.

PURCHASE PRICE:               As defined in Section 3.01 of this Agreement.


REPURCHASE PRICE:             As defined in Section 5.03 of this Agreement.


SCHEDULE OF CONTRACTS:        The schedule listing the Contracts to be purchased
                              by Buyer on the Closing Date, in the form attached to this Agreement as Exhibit B, and delivered in accordance with Section 10.01 of this Agreement.

SELLER: As defined in the first paragraph of this Agreement.


SERVICING TRANSFER DATE:      The Closing Date.


TITLE FILE:                   The documents described in Section 10.03(b) of
                              this Agreement.


UNPAID PRINCIPAL BALANCE:     With respect to a Contract, as of a date of
                              determination, the Obligor's original principal balance minus the cumulative principal portion of each installment received prior to such date from the Obligor and applied to reduce such balance, the application of such installment having been determined in accordance with the terms and conditions of the Contract.

                                    ARTICLE 2
                                PURCHASE AND SALE

2.01 PURCHASE AND SALE: Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller hereby agrees to sell, assign, transfer, set over, and convey to Buyer, and Buyer agrees to accept, without recourse but subject to the terms of this Agreement,
         (a) all of Seller's rights, title and interest in and to the Contracts described in the Schedule of Contracts (including, without limitation, the security interests created thereby), including all principal of and interest due on or with respect to and fees imposed pursuant to such Contracts on or after the CutOff Date, (b) all of the rights under any lender's single interest insurance policy relating to a motor vehicle securing any such Contract for the benefit of the creditor of such Contract (to the extent that such rights may be assigned or otherwise conveyed), (c) all documents contained in the related Contract Files and servicing files and (d) all proceeds derived from any of the foregoing, other than the Purchase Price, paid pursuant to this Agreement (the "Conveyed Property").

                                    ARTICLE 3
                                 PURCHASE PRICE

3.01 PURCHASE PRICE FOR CONTRACTS: Buyer agrees to pay the Seller the Purchase Price (less the Deposit Amount of $1,000,000, to be retained by Buyer for a period of 60 days following closing in surety of Seller transmitting customer payments after the sale, by wire transfer, in immediately


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         available funds to a bank account specified by Seller to Buyer, at the
         Closing. The "Purchase Price" shall be calculated as of the CutOff Date and shall be equal to 67% for specifically listed accounts, of the Unpaid Principal Balance (net of the unearned discount) of each Contract listed on the Schedule of Contracts.

                                    ARTICLE 4
                                    TRANSFER

4.01 TRANSFER DOCUMENTATION AND NOTICE: Seller shall, at Seller's expense, cooperate with Buyer to take the following actions necessary to transfer to Buyer the Conveyed Property:

(a) Notifying the Obligors of Buyer's ownership and servicing of the Contracts by the mailing of a letter, in the form attached as exhibit.

(b) Executing endorsements and assignments, in the form provided by Buyer, for each Contract evidencing that the Contracts (and the security interests created thereby) are owned by Buyer or execute Limited Powers of Attorney in an acceptable form to transfer NAC, Inc. rights, titles, interests in notes, lien holder interests and payments to Buyer.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.01 SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer, as of the Closing Date, as follows:

(a) ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller.

(b) AUTHORIZATION: BINDING OBLIGATIONS. Seller has the power and authority to make, execute, deliver, and perform this Agreement and all of its transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

(c) NO CONSENT REQUIRED. Seller is not required to obtain the consent of any other party, financial or otherwise or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau, or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(d) NO VIOLATIONS. The execution, delivery, and performance of this Agreement by Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract, or other agreement to which Seller is a party or by which Seller may be bound.

(e) LITIGATION. No litigation or administrative proceeding of or before any court, tribunal, or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement which, if adversely determined, would in the

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         opinion of Seller have a material adverse effect on the transactions contemplated by this Agreement.

(f) LICENSING. Seller is duly licensed in each state in which Contracts were originated; to the extent such registration is required by applicable law.

5.02 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO CONTRACTS. For each Contract purchased by Buyer, Seller hereby represents and warrants to Buyer that, as of the Closing Date:

(a) SCHEDULE OF CONTRACTS. The information set forth in the Schedule of Contracts and the electronic data files are, to the best of Seller's knowledge and in all material respects, true and correct as of its date.

(b) LAWFUL ASSIGNMENT. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contact pursuant to this Agreement unlawful or render the Contract unenforceable.

(c) OWNERSHIP. Seller purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without actual knowledge that the Contract was subject to a security interest (other than that held by Seller prior to Seller's purchasing the Contract). Seller has not sold, assigned or pledged the Contact to any Person and, prior to the transfer of the Contract by the Seller to Buyer, has good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest (except for any of the foregoing released in connection with the sale and transfer in accordance herewith) and was the sole owner thereof with full right to transfer the Contract to Buyer.

(d) CERTIFICATE OF TITLE. Seller has obtained a Certificate of Title (or the functional equivalent thereof for jurisdictions that do not deliver a Certificate of Title to secured lenders) for the motor vehicle that is security for the Contract.

(e) MARKING RECORDS. With respect to a Contract if the Closing Date is before the Servicing Transfer Date, by the Closing Date, the Seller will have caused the portions of the electronic ledger relating to such Contract to be clearly and unambiguously marked to indicate that such Contract is owned by Buyer.

(f) CONTRACT FILE. With respect to a Contract, the related Contract File contains, in all material respects, the documents required to be contained therein pursuant to this Agreement.

(g) NO WAIVERS. The terms of the Contract have not been waived, altered, or modified in any material respect, except by instruments or documents identified in the Contract File or in the servicing records.

(h) CONTRACT IN FORCE. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the motor vehicle securing the Contract has not been released from the lien of the Contract in whole or in part.

5.03 REMEDY FOR BREACH OF REPRESENTATION AND WARRANTY AND LIMITATION OF SAME. The representations and warranties set forth herein shall survive the sale of the Contracts to the Buyer and shall inure to the benefit of the Buyer, notwithstanding any restrictive or qualified endorsement on any Contract, PROVIDED, HOWEVER, that the representations and warranties made herein by Seller under Sections 5.01 and 5.02 shall terminate and expire ninety (90) days after the Closing Date and any claim not asserted by Borrower in writing on or prior to such date shall be forever barred and extinguished. Upon discovery by Buyer of any material breach of any of the aforesaid representations and warranties that results in Damages to Buyer, Buyer shall give prompt written notice to Seller. Within ninety (90) days of its receipt of notice of breach, Seller shall, at Seller's election, (i) cure such breach, (ii) repurchase without recourse the Contract with


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         respect to which such breach exists from Buyer at the related
         Repurchase Price or (iii) pay Buyer the lesser of the Damages resulting from such breach or the related Repurchase Price.

         If Seller elects to repurchase, Seller shall give written notice of its election within such ninety (90) day period and shall within fifteen
         (15) days thereafter pay to Buyer an amount equal to such Repurchase Price, and, upon such payments, Seller shall have no further obligation to Buyer with respect to such Contract. In the event Seller elects to repurchase the Contract, Buyer, shall deliver to Seller the related Contract File and assign to Seller all of Buyer's right, title, and interest in and to the related Conveyed Property, free and clear of any and all claims, liens, and encumbrances, except for those which existed at the time of Buyer's purchase thereof from Seller. THE "REPURCHASE PRICE" shall be 67% for specifically listed accounts, of the Unpaid Principal Balance (net of unearned discount) as of the date of the repurchase.

5.04 LIMITATION OF WARRANTY. BUYER MAY NOT ASSERT A CLAIM FOR BREACH OF ANY REPRESENTATION OR WARRANTY SET FORTH HEREIN WITH RESPECT TO ANY CONVEYED PROPERTY IF BUYER IS AWARE OF SUCH BREACH AT OR BEFORE THE CLOSING DATE AND DOES NOT ELECT TO EXCLUDE THE AFFECTED CONVEYED PROPERTY FROM THE CONVEYED PROPERTY TO BE SOLD AND PURCHASED PURSUANT HERETO. SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH HEREIN. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR USE. SELLER'S MAXIMUM AGGREGATE LIABILITY TO BUYER UNDER THIS AGREEMENT IS THE PURCHASE PRICE

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

6.01 BUYER REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller, as of the Closing Date, as follows:

(a) ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Buyer.

(b) AUTHORIZATION: BINDING OBLIGATIONS. Buyer has the power and authority to make, execute, deliver, and perform this Agreement and all of its transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

(c) NO CONSENT REQUIRED. Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau, or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(d) NO VIOLATIONS. The execution, delivery, and performance of this Agreement by Buyer will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of Buyer, or constitute a material breach of any mortgage,

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         indenture, contract, or other agreement to which Buyer is a party or by which Buyer may be bound.

(e) LITIGATION. No litigation or administrative proceeding of or before any court, tribunal, or governmental body is currently pending, or to the knowledge of Buyer threatened, against Buyer or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of Buyer have a material adverse effect on the transactions contemplated by this Agreement.

(f) APPROVALS, LICENSING, ETC. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights, and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary or advisable in connection with the execution and delivery by Buyer of this Agreement and other documents have been duly taken, given, or obtained, as the case may be, are in full force and effect to be entered into in connection herewith, are not subject to any pending proceedings or appeals (administrative, judicial, or otherwise) and either the time within which may appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and other documents to be entered into in connection herewith on the part of Buyer and the performance by Buyer of its obligations hereunder and thereunder.

                                    ARTICLE 7
                                    SERVICING

7.01     TRANSFER AND ASSIGNMENT. Effective as of the Servicing Transfer Date,
         (a) Seller shall transfer, delegate, and assign all of its rights, duties and obligations regarding the servicing of the Conveyed Property, including all rights to receive payment, to Buyer and (b) Buyer shall assume all of the Seller's such duties and obligations and accept all of Seller's such rights. After the execution of this Agreement and prior to the Servicing Transfer Date, Seller shall service the property that will, after the Closing, be Conveyed Property in accordance with its current customary practices unless the Buyer provides in writing other directions and agrees to pay for such servicing. Seller agrees to forward all payments received after the Cutoff Date and the Closing Date to the Buyer, on date of receipt of payments from customer, via overnight delivery or wire with faxed listing of accounts for credit.

                                    ARTICLE 8
                               FURTHER ASSURANCES

8.01 FURTHER ASSURANCES. In order to protect and secure Buyer's rights hereunder, Seller, upon the request of and at the expense of the Buyer or its assigns, shall perform or cause to be done and performed, every reasonable act necessary or advisable to put Buyer in position to enforce the payment of the Contracts and to carry out the intent of this Agreement, including the execution of documents such as applications for certificates of title and Uniform Commercial Code financing statements assigning Seller's security interests in the motor vehicles securing the Contracts, and the execution of , and if necessary, the recordation of, additional documents, including separate endorsements and assignments, upon request of Buyer.

8.02 INDEMNIFICATION BY BUYER. Buyer hereby agrees to fully indemnify and defend Seller from and against, and hold Seller harmless from any claim, lawsuit, proceeding, inquiry, or other matter arising out of the Contract(s) which are the subject of this Agreement, only on matters based upon events arising after the Closing Date

8.03 AUDIT. To the extent that Seller may be subject to state by state audit or similar inquiry as to Contracts, Buyer agrees, at Sellers' expense, to promptly cooperate with Seller for purposes of


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         complying with such state by state audit or inquiries, and provide necessary data, for and copies of, Contracts.

                                    ARTICLE 9
                      BROKERAGE AND OTHER THIRD PARTY FEES

9.01 BROKERS. Seller hereby assumes responsibility for any and all brokerage or finder's fees, or any similar payments whatsoever called, due on this transaction between Seller and Buyer or other like payments that may or can be claimed as a result of this Agreement, it being understood that the Purchase Price is the full and complete amount the Buyer is obligated to pay to Seller for the Conveyed Property. Seller hereby assumes responsibility for any and all brokerage or finder's fees, or any similar payments whatsoever called, due on this transaction between Seller and Buyer or other like payments that may or can be claimed by any other Person as a result of this Agreement except for HouTex Financial Services, which Buyer will pay .25% of the purchase price. Seller represents that it has not incurred any obligation for broker's commissions or finder's fees in connection with this transaction to any Person.

                                   ARTICLE 10
                                   THE CLOSING

10.01 SCHEDULE OF CONTRACTS. At least two (2) Business Days prior to the Closing, Seller shall provide to Buyer, a Schedule of Contracts which shall list each Contract to be purchased on the Closing Date and which shall set forth as to each Contract, as of the CutOff Date.

(a)      the Contract origination date;
(b)      the account number of the Contract;
(c)      the name of the Obligor;
(d) the year, make, model, and vehicle identification number of the motor vehicle which is security for the Contract;
(e)      the original term of the Contract in months;
(f)      the remaining term of the Contract in months;
(g)      the then Unpaid Principal Balance;
(h)      the Contract Rate;
(i)      the accrued interest at the Contract Rate;
(j)      the current due date;
(k)      the Purchase Price of all Contracts; and
(l) the electronic data file to effect the electronic conversion of servicing.

10.02 CLOSING LOCATION. The Closing hereunder will take place at the offices of Seller.


10.03 SELLER DELIVERIES. At the Closing, Seller shall deliver to Buyer the following with respect to each Contract

(a) The Contract File, which shall include the following documentation as to each Contract, set forth in the Schedule of Contracts:

         (i) The original Contract with an assignment in a form acceptable to Buyer of all of Seller's rights, title and interest therein or Limited Power of Attorney to effectuate same.

         (ii) Obligor credit files including the original application, credit investigation and insurance information.

(b) The Title File, which shall include the Certificate of Title (to the extent the state of origin has such Certificate of Title or notice of recorded lien in Seller's name then assigned to Buyer) for the motor vehicle that secures the related Contract.


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(c)      Obligor payment, insurance and collection records.

(d)      The Bill of Sale.

(e) A certificate in the form attached hereto as Exhibit C signed by Seller's President.

(f) A certificate of resolution of the Board of Directors of Seller, authorizing Seller to enter into this Agreement and any and all transactions contemplated hereby and stating that said resolution is in full force and effect as of the Closing Date.

10.04 PAYMENT OF PURCHASE PRICE. Subject to Seller's complying on the Closing Date in all material respects with the terms and conditions of this Agreement, Buyer shall pay the Purchase Price to Seller on the Closing Date, by wire transfer, in immediately available funds, to:

                  National City Bank, Cleveland, Ohio
                  ABA #041000124
                  Account #2393370
                  Account Name:     National Auto Credit, Inc.

10.05 BUYER DELIVERIES. At the Closing, Buyer shall deliver to Seller the following:


(a) A certificate in the form attached hereto as Exhibit D signed by Buyer's Executive Vice President & Chief Operating Officer;

(b) A certificate of resolution of the Board of Directors of Buyer, authorizing Buyer to enter into this Agreement and any and all transactions contemplated hereby and stating that said resolution is in full force and effect as of the Closing Date.

                                   ARTICLE 11
                                     NOTICES

11.01 NOTICES. Any notice, demand or communication which either party desires or is required to give to the other party in connection with the Agreement must be in writing and must be either served personally or sent by fax and overnight mail, addressed to the other party, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Article:

         IF TO BUYER:                                    IF TO SELLER:

         Crescent Bank & Trust                           NAC, Inc.
         P. O. Box 61813                                 30000 Aurora Rd.
         New Orleans, LA 701611813                       Solon,  OH  44139
         Fax      (504) 5524454                          Fax: (440) 349-0442
         Attn:    Paul R. Trapani, Jr.                   Attn: Dave Huber
         Title    Executive Vice President &             Title: President
                  Chief Operating Officer

                                                         With a copy to:

                                                         NAC, Inc.
                                                         30000 Aurora Rd.
                                                         Solon, OH  44139
                                                         Fax: (440) 3493959
                                                         Attn: General Counsel


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                                   ARTICLE 12
                                     GENERAL

12.01 ENTIRE AGREEMENT. This Agreement together with all Exhibits hereto constitutes the entire agreement between the parties hereto and supercedes any and all representations, promises and statements, oral and written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not written herein will be binding on the parties. This Agreement may not be varied or altered or its provisions waived except by an agreement in writing executed by duly authorized agents of both parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

12.02 GOVERNING LAW. This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of Louisiana without reference to that state's laws or rules pertaining of conflict of laws.

12.03 SEVERABILITY. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of each prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provisions in any other jurisdiction.

12.04 CAPTIONS. Captions are for convenience of reference only and are not to be considered as defining or limiting in any way the scope of intent of the provision hereof.

12.05 WAIVERS: CUMULATIVE REMEDIES. The waiver of any breach, term, provision or condition of this Agreement may not be construed to be a subsequent waiver of any other breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof will be cumulative, that is, in addition to all other remedies provided for herein or at law or in equity.

12.06 CONSTRUCTION. Unless otherwise specifically provided, references in this Agreement to Sections and Exhibits are to Sections and Exhibits of or to this Agreement. All Exhibits hereto are incorporated herein by the references thereto in this Agreement. The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this Agreement, the words "includes" and "including" are not limiting, and the words "hereof" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

12.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts of duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument.

12.08 ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

12.09    DISPUTE RESOLUTION.

(a) In the event of any claim, suit, or controversy (collectively, a "claim") involving any matter governed by or related to this Agreement, the parties shall first use their diligent and good faith efforts to resolve the dispute by exchanging relevant information and negotiating in good faith, including not less than one facetoface meeting at an agreed upon location in or near the city of the party against whom the claim is raised by each party's Chief Operating Officer.

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(b)      Mediation. If the dispute resolution efforts described in the preceding section are unsuccessful, either party may, by written notice to the other party, require that the parties participate in nonbinding mediation to attempt to resolve such dispute. Such mediation shall be conducted in New Orleans, Louisiana, in the event Seller or Buyer has a claim and administered by a mediator mutually acceptable to Buyer and Seller, but absent their mutual agreement, by a mediator selected by the New Orleans Office of the American Arbitration Association under its commercial Mediation Rules. Each party shall bear its own costs of mediation. Unless the parties have attempted to resolve a dispute through the mediation procedures described above, neither party may file a lawsuit in connection with such dispute until such time as such party shall give written notice to the other party indicating the intent to file the lawsuit. Upon receipt of such notice of intent to file litigation, the other party shall have ten (10) business days in which to require that the mediation efforts specified above be undertaken as a mutually acceptable mediation situs prior to the commencement of litigation in connection with such dispute.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


         Crescent Bank & Trust                          NAC, Inc.


         ----------------------------                   -----------------------
         By:      Paul R. Trapani, Jr.                  By:      Dave Huber
         Its:     Executive Vice President &            Its:     President
                  Chief Operating Officer






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